UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: December 12, 2005
(Date of earliest event reported: December 6, 2005)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 6, 2005, Century Resorts International Ltd. (“CRI”) and 746306 Alberta Ltd. (“Oasis”) entered into a binding letter of intent for 7.3 million CAD (approximately $6.3 million), subject to approval by the Alberta Gaming & Liquor Commission, whereby CRI will purchase the 43.6% interest in Century Resorts Alberta, Inc. (“CRA”) that is currently owned by Oasis, a non-affiliated minority shareholder. CRA is constructing the Celebrations Casino and Hotel in Edmonton, Alberta, Canada. After this transaction, Century Casinos Inc., through its wholly owned subsidiary CRI, will own 100% of CRA and the project. 5.8 million CAD (approximately $5.0 million) will be paid upon closing and 1.5 million CAD (approximately $1.3 million) will be paid no later than 10 business days after the first anniversary of the opening date of the casino.

This summary of terms of the binding letter of intent is qualified in its entirety by the text of the binding letter of intent, a copy of which is attached to this Form 8-K as exhibit 10.164 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.164 Binding letter of intent between Century Resorts Alberta Inc., 746306 Alberta Ltd and Century Resorts International Ltd dated December 2, 2005 and accepted on December 6, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: December 12, 2005                                                                                  By : /s/ Ray Sienko
Ray Sienko, Chief Accounting Officer

EXHIBIT INDEX

10.164 Binding letter of intent between Century Resorts Alberta Inc., 746306 Alberta Ltd and Century Resorts International Ltd dated December 2, 2005 and accepted on December 6, 2005.